EXHIBIT 10.6

                           PURCHASE AND SALE AGREEMENT
                           ---------------------------


THIS AGREEMENT made effective the 1st day of January, 2002.


BETWEEN: HADRO RESOURCES, INC., a body corporate incorporated under the laws of the State of Nevada and carrying on business in the United States of America

          (the "Vendor")

AND: U.S. OIL & GAS RESOURCES INC. a body corporate incorporated under the laws of British Columbia, and carrying on business in the City of Vancouver, British Columbia

          (the "Purchaser")

AND: OAKHILLS ENERGY INC., THOR ENERGY INC., and O.J. OIL & GAS INC., bodies corporate incorporated under the laws of the State of Oklahoma and each carrying on business in the City of Holdenville, Oklahoma

          (collectively "Subs 1-3")


WHEREAS the Vendor is the registered and beneficial owner of all of the issued and outstanding common shares in the capital stock of Subs 1-3 (the "Subs 1-3 Shares"); and

WHEREAS the Vendor and the Purchaser entered into an agreement dated May 14, 2001 wherein the Vendor acquired the Subs 1-3 in exchange for 10,000,000 restricted common shares in the capital of the Vendor; and

WHEREAS the Vendor wishes to sell, transfer and convey its current interests in 28 of the wells owned by Subs 1-3 listed in Exhibit "A" of this Agreement, that are more fully described in the Reserve and Economic Evaluation for Oak Hills Energy as of April 1, 2001 by Fletcher Lewis Engineering, a copy of which is provided in Exhibit "F" to this Agreement, subject to assignments currently in place with the Bank N.A. of Oklahoma, USA to the Purchaser; and

WHEREAS the Purchaser is offering to purchase the Vendor's interests in 28 of the wells owned by Subs 1-3 listed in Exhibit A of this Agreement subject to assignments currently in place with the Bank N.A. of Oklahoma, USA, and subject to the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, agreements, representations and warranties contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties covenant and agree as follows:

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1.   INTERPRETATION

1.1  Where used herein, the following terms shall have the following meanings:

     (a) "Agreement", "hereto", "hereof", "herein", "hereby", and "hereunder" and similar expressions mean and refer to this Agreement as the same may be amended, modified or supplemented at any time or from time to time;

     (b) "Assets" means the current "as is" rights, title and interests inherent to the 28 of the wells owned by Subs 1-3 listed in Exhibit "A" of this Agreement of Subs 1-3 subject to assignments currently in place with the Bank N.A. of Oklahoma, USA;

     (c)  "CDNX" means the Canadian Venture Exchange;

     (d) "Closing" means the completion of the purchase and sale of to the 28 of the wells owned by Subs 1-3 listed in Exhibit "A" of this Agreement of Subs 1-3 subject to assignments currently in place with the Bank N.A. of Oklahoma, USA pursuant hereto which shall take place within ten (10) business days of the acceptance of this Agreement for filing with the CDNX and the granting of shareholder approval of the Vendor to this Agreement, but in any event, not later than March 1, 2002, or on such other date as may be orally agreed between the parties hereto;

     (e) "Purchase Price" means the purchase price set out in paragraph 2.1 hereof;

     (f) "The Original Consideration Shares" means the 10,000,000 common restricted shares in the capital stock of the Vendor issued to the Purchaser as consideration for the purchase of the Subs 1-3 Shares; and

     (g) "Purchaser's Counsel" means Page Fraser and Associates, Barristers and Solicitors, of Vancouver, British Columbia in their capacity as counsel to the Vendor.


2.   PURCHASE OF ASSETS

2.1 Subject to Closing of this Agreement, as of the Closing the Vendor hereby sells, assigns, transfers and conveys to the Purchaser, and the Purchaser hereby purchases from the Vendor, the Assets as defined herein in consideration of:

     a) 8,000,000 restricted common shares in the capital of the Vendor previously issued to the Purchaser that forms part of the Original Consideration Shares on Closing and,

     b) an option on a further 1,000,000 of the Original Consideration Shares shall be granted to the Vendor by the Purchaser and extend for an exercise term from the date of this Agreement to December 31, 2002 at an option price per share of $0.75 US funds/share, such option may be exercised in whole or in part over the exercise term and according to the terms and conditions stated on Exhibit "B" of this Agreement, and such option is assignable by the Vendor.

     c) an option on a further 500,000 of the Original Consideration Shares shall be granted to the Vendor by the Purchaser and extend for an exercise term from the date of this Agreement to June 30, 2004 at an option price per share of $1.25 US funds/share, such option may be exercised in whole or in part over the exercise term and according to the terms and conditions stated on Exhibit "C" of this Agreement, and such option is assignable by the Vendor.

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     d)   Upon expiry of either option term, any unexercised shares subject to the option may be held or sold by the Purchaser to a maximum of the lessor of 50,000 shares per calendar month or $200,000 US funds realized in gross proceeds from any sales of shares per calendar month per the terms stated on Exhibit "D" of this Agreement.

     e) A further 500,000 of the Original Consideration Shares shall be utilized by the Purchaser at the discretion of the Purchaser as remuneration to purchase future ownership interests in oil and gas interests purchased by the Vendor. The price per share to be utilized will reflect the trading value of the shares of the Vendor, in conjunction with the status of the shares at the date of the purchase of the interest by the Purchaser to determine valuation of the shares.

2.2 The Vendor and the Purchaser agree that costs and disbursements made relating to the operation or capital upgrades of the Assets shall be borne by the Purchaser after the date of this Agreement from the date of this Agreement, and that the Purchaser may contract with the Vendor or Oakhills Energy, Inc. to carry out work or services relating to the Assets on a cost plus basis, with payment terms on a cash basis.

2.4 The Vendor and the Purchaser agree that the Vendor shall remain the owner of Subs 1-3 and responsible for their management, condition, and operation. The Vendor agrees that the Purchaser may request and obtain oil and gas related operating and well upgrade services from the some of the Subs 1-3 at costs and rates incurred by Subs 1-3. The Vendor shall separate the Assets from its accounting software programs located in Oakhills Energy, Inc. offices located in Holdenville Oklahoma, and account for them separately on behalf of the Purchaser.

2.5 The Vendor and the Purchaser agree that the Vendor shall continue to enjoy unencumbered rights to Subs 1-3 and their management, and be responsible for all declared liabilities of the Subs 1-3 and loans currently outstanding to the Bank NA of Oklahoma. The parties hereto agree that the loan currently outstanding to the Bank NA of Oklahoma shall be fully repaid on or before June 30, 2004. If the Vendor and Subs 1-3 fail to repay this loan by June 30, 2004, then the option price stated in 2.1(c) of this Agreement shall become $1.35 per share for the remainder of this option's term from July 1, 2004. The Vendor shall provide proof of the status of the loan with the Bank NA of Oklahoma at June 30, 2004. The Vendor and the Purchaser agree that failure to retire the loans currently outstanding to the Bank NA of Oklahoma by June 30, 2004 shall not constitute a fundamental breach of this Agreement.

2.6 The Vendor agrees to indemnify the Purchaser and Jurgen Wolf, a businessman residing in White Rock, British Columbia against any and all claims made by the Bank NA of Oklahoma pursuant to personal and corporate guarantees provided by the Purchaser and Jurgen Wolf to the Bank NA of Oklahoma with respect to the loan currently outstanding to the Bank NA of Oklahoma relating to Subs 1-3.

2.7 The Vendor and the Purchaser agree that the Vendor shall be responsible for unaccrued wages owed to Doug Humphreys, operating manager of Subs 1-3, and for any vesting well percentage ownership regarding wells owned by Subs 1-3 under the employment agreement between Doug Humphreys and Subs 1-3. The Purchaser shall be responsible for providing to Doug Humphreys any vesting well percentage ownership regarding the Assets being acquired under this Agreement, and for any other undeclared or unaccrued deals conducted with Doug Humphreys not reflected in the financial statements dated June 30, 2001 of Subs 1-3. The Purchaser provides that after the Assets under this Agreement are transferred to the Purchaser, there are no other undeclared liabilities with respect to Subs 1-3 that will impact the valuation or liabilities of Subs 1-3.

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3.   REPRESENTATIONS AND WARRANTIES OF THE VENDOR

3.1 The Vendor hereby represents and warrants to and in favour of the Purchaser (the Purchaser relying on such representations and warranties in entering into this Agreement) that, as of the date hereof and as at the Closing:

     (a) the Vendor is the registered owner of all of the issued and outstanding shares in the capital stock of Subs 1-3 and the Vendor has a 100% beneficial right, title and interest in and to their assets and in particular the Assets being transferred under this Agreement subject to assignments currently in place with the Bank N.A. of Oklahoma, USA;

     (b) the Vendor has the full capacity and authority to sell, transfer, convey, assign or option its Assets in accordance with the terms of this Agreement subject to assignments currently in place with the Bank N.A. of Oklahoma, USA;

     (c) this Agreement and all other documents executed and delivered by the Vendor pursuant hereto constitute legal, valid and binding obligations of the Vendor enforceable in accordance with their terms;

     (d) the Vendor's legal and beneficial title to the Assets is subject to assignments currently in place with the Bank N.A. of Oklahoma, USA and are provided on an "as is" basis in substantially the same condition as when the Assets were acquired from the Purchaser in a former transaction;

     (e) the Vendor is not a party to any actions, suits or other legal, administrative or arbitration proceedings or government investigations which might reasonably be expected to result in impairment or loss of the Vendors' interest in the Assets;

     (f) the entering into of this Agreement by the Vendor and the completion of sale by the Vendor of the Assets pursuant hereto will not, to the best of its knowledge, result in the violation of any law, regulation or statute of the Province of British Columbia or the United States;

     (g) the Vendor has incurred no obligations or liabilities, contingent or otherwise, in respect of this transaction for which the Vendor shall have any obligation or liability;

     (h) Oakhills Energy, Inc. is a private company duly incorporated, properly organized, validly existing and qualified to carry on business under the laws of the State of Oklahoma with all necessary power, authority and capacity to own or otherwise hold its property and assets, is in good standing, and has conducted its business in accordance with applicable laws. Oakhills Energy, Inc. is the operating company for Subs 1-3, and companies other Oakhills Energy, Inc. included in Subs 1-3 are under amalgamation into Oakhills Energy, Inc.;

     (i) At the date of this Agreement, Subs 1-3 do not own any shares in any corporations or any beneficial interests in any other entities, nor are Subs 1-3 a party to any agreements of any nature to acquire any such shares or beneficial interests or to acquire or lease any other business operations, such situation may change after Closing;

     (j) there are no suits or proceedings at law or equity before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which could adversely affect the business of Subs 1-3 or the purchase and sale of the Assets herein contemplated.

3.2 The Vendor acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions hereof.


4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 The Purchaser represents and warrants to the Vendor (the Vendor relying on such representations and warranties in entering into this Agreement) that as of the date hereof:

     (a) the Purchaser is a corporation duly incorporated under the laws of the province of British Columbia, is validly existing and in good standing with respect to the filing of annual returns, and has the authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

     (b) all information with respect to the business activities of the Purchaser disclosed to the Vendor is true and correct;

     (c) all necessary corporate actions have been or will be taken prior to Closing to authorize the Purchaser to enter into and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms;

     (d) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation or breach of any of the terms and provisions of any indenture, lease or agreement, written or oral, to which the Purchaser is a party or by which the Purchaser is bound or affected;

     (e) the entering into of this Agreement by the Purchaser and the completion by the Purchaser of the purchase of the Assets will not result in the violation of any law of the Province of British Columbia or the laws of the United States of America applicable therein;

     (f) the Purchaser has not made any arrangements, commitments or undertakings for the payment of any finder's fees, commissions or brokerage fees in respect of the transactions contemplated by this Agreement for which the Purchaser will have any liability;

     (g) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or the Purchaser's Listing Agreement with the CDNX;

     (h) the Purchaser acknowledges and agrees to not deposit with any Brokerage or account any of the Original Consideration Shares registered in the names of the Purchaser that will be delivered by the Vendor on Closing, or any of the Original Consideration Shares registered in the names of the Purchaser currently in the possession of the Purchaser unless the option terms outlined in 2.1(b), 2.1(d) have ended, and the Purchaser has informed the Vendor in writing of its actions relating to such deposit within 3 business days of such deposit. If shares are to be deposited, the Purchaser agrees to cooperate with the Vendor to deposit such shares with a brokerage approved by the Vendor where the subject shares will not be loaned out by the brokerage.

4.2 The Purchaser acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions hereof.


5.   COVENANTS OF THE VENDOR

5.1  The Vendor covenants and agrees that it will:

     (a) cause to be taken all reasonably necessary steps, actions and corporate proceedings on the part of Subs 1-3 (including the approval of this Agreement by the directors of Subs 1-3) to enable it to vest a good and marketable title to the Assets to the Purchaser, subject to assignments currently in place with the Bank N.A. of Oklahoma, USA, such assignments are acknowledged and accepted by the Purchaser;

     (b) if necessary, forthwith after the execution of this Agreement, obtain all necessary consents that may be required in respect of the acquisition by the Purchaser of the Assets;

     (d) take all reasonably necessary steps and perform all reasonable acts necessary to register the transfer of Assets to the Vendor as these transfers occur subject to assignments currently in place with the Bank N.A. of Oklahoma, USA.


6.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 All representations, warranties, covenants and agreements made by the Vendor in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing and the payment of the consideration.

6.2 All representations, warranties, covenants and agreements made by the Purchaser in this Agreement or pursuant hereto shall, unless otherwise expressly stated, survive the Closing, execution of further conveyances, the payment of consideration and any investigation at any time made by or on behalf of the Purchaser.


7.   CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

7.1 Notwithstanding anything herein contained, the obligation of the Purchaser to complete the purchase of the Assets hereunder is subject to the following conditions:

     (a) the representations and warranties of the Purchasers contained in this Agreement shall be true as of Closing;

     (b) all of the covenants, agreements and deliveries of the Purchasers to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed;

     (c) prior to the Closing, the Assets shall not have experienced any event or condition or taken any action of any character or have become aware of any action of any character that would adversely affect the Assets, or financial condition of the Assets so as to materially reduce the value of the Assets to the Purchaser;

     (d) The Purchaser and its counsel in their sole discretion are satisfied that at the Closing:

          (i) The Purchaser will acquire good and valid title to the Assets subject to assignments currently in place with the Bank N.A. of Oklahoma, USA in form substantially as they were when they were sold to the Vendor by the Purchaser in 2001; and

          (ii) this transaction will not be subject to being set aside under any applicable insolvency, bankruptcy, or similar legislation;

     (e) the transactions contemplated by this Agreement shall have been duly approved by the boards of directors of Subs 1-3, the Purchaser, and by the CDNX, and shareholder approval of the Purchaser, if necessary; and

     (f) no federal, provincial, regional or municipal government or any agency thereof shall have enacted any statute, regulation or bylaws or announced any policy that will materially and adversely affect the Assets or the right of the Purchaser to the full enjoyment of the Assets.

7.2 The foregoing conditions are for the exclusive benefit of the Vendor and such conditions may be waived in whole or in part by the Vendor on or prior to the Closing by delivery to the Vendor of a written waiver to that effect, signed by the Vendor.


9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VENDOR

9.1 Notwithstanding anything herein contained the obligation of the Vendor to complete the sale hereunder is subject to the following conditions:

     (a) the representations and warranties of the Vendor contained in this Agreement shall be true as of the Closing;

     (b) The Vendor shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing; and

     (c) the transactions contemplated by this Agreement shall have been duly approved by the boards of directors of Subs 1-3 and the Vendor, if necessary.

9.2 The foregoing conditions are for the exclusive benefit of the Vendor and any such condition may be waived in whole or in part by the Vendor at or prior to the time of Closing by delivering to the Vendor a written waiver to that effect, signed by the Vendor.


10.  VENDORS' DELIVERIES

10.1 At the Closing the Vendor shall deliver or cause to be delivered to the Vendor or to the Vendor's agent:

     (a) a resolution of the board of directors of Subs 1-3 and the Vendor approving the transfer of the Assets to the Vendor;

     (b) copies of all documents (including, without limitation, records, correspondence and contracts relating to the Assets that have not been previously delivered before Closing and that the Vendor in its reasonable opinion considers to be necessary or desirable for the conduct by the Vendor of any activities related to the Assets.

     (c) a split accounting in the records of Oakhills Energy, Inc. indicating the Assets transferred to the Purchaser and a further accounting of any Services conducted to the benefit of the Assets after January 1, 2002 to the date of Closing, and any revenues owing to the Purchaser relating to the Assets after January 1, 2002 to the date of Closing.

     (d) a share certificate in the amount of 1,000,000 shares of the Original Consideration Shares registered in the names of the Purchaser in the possession of the Vendor and bearing the certificate #498.

11.  PURCHASER'S DELIVERIES

11.1 At the Closing, the Purchaser shall deliver or cause to be delivered a BOD resolution authorizing the transfer of 8,000,000 shares of the Original Consideration Shares registered in the names of the Purchaser evidenced by certificate #'s 499-506 and a medallion signature guaranteed Stock Power of Attorney, a copy of which is attached in Exhibit "E" of this Agreement.

12.  LOSS OR DAMAGE TO THE ASSETS PRIOR TO CLOSING

12.1 Until Closing, the Vendor shall cause Subs 1-3 to, and the Assets to transfer to the Purchaser to continue to, satisfy and comply with its operating and business obligations and shall not make or initiate any actions that could result in the default in or breach of any term, condition, provision or obligation to be performed in the course operation of the Assets which would impair or result in the loss of an of the Assets' state of current interest or adversely affect the Assets related to the purchase and sale herein contemplated.


13.  NOTICES

13.1 Any notice or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if personally delivered, if mailed postage prepaid in any post office in Canada or the United States, or if given by telegram, telecopier, or facsimile, addressed to the addresses given for the parties to this Agreement.

13.2 Any such notice given as aforesaid shall be deemed to have been given to the parties hereto when delivered, if personally delivered, on the third business day following the date of mailing, if mailed, and on the same day as the telegraphing, telecopying, or facsimile transmission thereof, if telegraphed, telecopied, or transmitted by facsimile, PROVIDED HOWEVER, that during the period of any postal interruption in Canada or the United States any notice given hereunder by mail shall be deemed to have been given only as of the date of actual delivery of the same.

13.3 Any party may, from time to time by notice in writing given as aforesaid, change its address for the purposes of this section by giving notice of this change to the other parties.


14.  GENERAL PROVISIONS

14.1 Time shall be of the essence of this Agreement.

14.2 This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the purchase and sale of the Assets contemplated hereby and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than expressly set forth in this Agreement.

14.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and, as applicable, their heirs, administrators, successors and assigns, and any reference herein to the Vendor or the Purchaser shall include, as applicable, their successors and assigns.

14.4 The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

14.5 This Agreement shall in all respects be governed by and be construed in accordance with the laws of the State of Nevada and the parties hereto agree to attorn to the courts thereof.

14.6 If any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail of its essential purpose.

14.7 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in US dollars.

14.8 All costs and expenses (including, without limitation, the fees and disbursements of legal counsel and any investment advisors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses unless otherwise agreed to between the parties.

14.9 This Agreement may be executed in one or more counterparts and by facsimile, each of which counterparts so executed shall constitute an original and all of which together shall constitute one and the same agreement.

14.10 The parties hereto acknowledge that Page Fraser and Associates represents the Purchaser and has provided no legal advice with respect to this Agreement to any other party.

14.11 The parties undersigned have read, acknowledged, understood and accepted or, in the case of Subs 1-3, consented to, the terms of the offer above.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


U.S. OIL & GAS RESOURCES INC.

-------------------------------
Authorized Signatory


HADRO RESOURCES, INC.

-------------------------------
Authorized Signatory


The terms of the above offer are hereby acknowledged and consented to:

OAKHILLS ENERGY INC.

-------------------------------
Authorized Signatory

THOR ENERGY INC.

-------------------------------
Authorized Signatory

O.J. OIL & GAS INC.

-------------------------------
Authorized Signatory